Exhibit 20.2

AMENDED AND RESTATED

Capital One Auto Finance 2005-A

Automobile Receivable - Backed Notes

Class A-1 Notes 3.12200% Asset-Backed Notes

Class A-2 Notes 3.82000% Asset-Backed Notes

Class A-3 Notes 4.28000% Asset-Backed Notes

Class A-4 Notes LIBOR + 0.05000% Asset-Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	05/01/2005	Purchases	Units	Cut-off Date	Closing Date	Original Pool Balance
Monthly Period Ending:	05/31/2005
Prev. Distribution/Close Date	05/16/2005	Initial Purchase	100,235	3/31/2005	4/7/2005	1,662,055,849.73
Distribution Date:	06/15/2005	Sub Purchase #1	0			0.00
Days in Interest Period:	30	Sub Purchase #2	0			0.00
Days in Collection Period:	31	Sub Purchase #3	0			0.00
Months Seasoned:	2	Total	100,235			1,662,055,849.73

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of Period Aggregate Principal Balance		{1}		1,623,987,280.72
{2}	Purchase of Subsequent Receivables		{2}		0.00
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	21,077,843.68
	{4}	Prepaid Principal Received	{4}	19,460,244.01
	{5}	Defaulted Receivables	{5}	275,110.16
	{6}	Principal Portion of Repurchased Receivables	{6}	140,678.43
	{7}	Cram Down Losses and other non-cash adjustments	{7}	(62,366.34)
	{8}	Total Monthly Principal Amounts	{8}		40,891,509.94
{9}	End of Period Aggregate Receivables Balance		{9}		1,583,095,770.78
{10}	Pool Factor ({9} / Original Pool Balance)		{10}		0.9525

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Total
{11}	Original Note Balance	{11}	293,000,000.00	430,000,000.00	340,000,000.00	437,000,000.00	1,500,000,000.00
{12}	Beginning of Period Note Balance	{12}	244,624,480.44	430,000,000.00	340,000,000.00	437,000,000.00	1,451,624,480.44
{13}	First Allocation of Principal	{13}	0.00	0.00	0.00	0.00	0.00
{14}	Second Allocation of Principal	{14}	52,801,007.81	0.00	0.00	0.00	52,801,007.81
{15}	Optional Note Redemption Amount	{15}	0.00	0.00	0.00	0.00	0.00
{16}	End of Period Note Balance	{16}	191,823,472.63	430,000,000.00	340,000,000.00	437,000,000.00	1,398,823,472.63
{17}	Note Pool Factors ( {16}/{11} )	{17}	0.6547	1.0000	1.0000	1.0000	0.9325
{18}	Principal Payment Per $1,000	{18}	180.21	0.00	0.00	0.00	35.20

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:

{19}	Beginning of Period Pre-Funding Account Balance	{19}		0.00
{20}	Purchase of Subsequent Receivables	{20}	0.00
{21}	Investment Earnings	{21}	0.00
{22}	Investment Earning Transfer to Collection Account	{22}	0.00
{23}	Payment of Mandatory Prepayment Amount	{23}	0.00
{24}	End of Period Pre-Funding Account Balance	{24}		0.00

IV.		RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{25}		Scheduled and Prepayment Principal Cash Received						{25}	40,538,087.69
{26}		Liquidation Proceeds Collected During Period						{26}	195,690.45
{27}		Receivables Repurchase Amounts						{27}	142,346.46
{28}		Interest Collected on Receivables						{28}	20,217,455.66
{29}		Swap Termination Account						{29}	0.00
{30}		Return of Excess Deposit - Prefunding Account						{30}	0.00
{31}		Advances from the Reserve Fund						{31}	0.00
{32}		Release from Reserve Fund Account						{32}	0.00
Investment Earnings on Trust Accounts
{33}		Collection Account						{33}	118,479.86
{34}		Transfer from Reserve Fund						{34}	73,819.78
{35}		Transfer from Pre-Funding Account						{35}	0.00
{36}		Net Swap Receipts						{36}	0.00
{37}		Optional Note Redemption Prepayment Amount						{37}	0.00
{38}		Total Available Funds						{38}	61,285,879.90

Distributions:
{39}		Trustee Fees						{39}	0.00
Servicing Fees
Calculated Fee			Carryover Shortfall	Change from Prior Period			Total Fee Due
{40}	3,383,306.83		0.00	0.00			3,383,306.83	{40}	3,383,306.83
{41}		Net Swap Payments						{41}	504,261.59
Class A Noteholders’ Accrued Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Pmt. Per $1,000
{42}	Class A-1 Note	244,624,480.44	3.12200%	30	Actual/360	636,431.36	2.17	{42}	636,431.36
{43}	Class A-2 Note	430,000,000.00	3.82000%	30	30/360	1,368,833.33	3.18	{43}	1,368,833.33
{44}	Class A-3 Note	340,000,000.00	4.28000%	30	30/360	1,212,666.67	3.57	{44}	1,212,666.67
{45}	Class A-4 Note	437,000,000.00	LIBOR + 0.05000%	30	Actual/360	1,143,483.33	2.62	{45}	1,143,483.33
	Class A Noteholders’ Accrued Note Interest
	Class	Carryover Shortfall	Change from Prior Period		Carryover Shortfall Per $1,000
{46}	Class A-1 Note	0.00	0.00		0.00			{46}	0.00
{47}	Class A-2 Note	0.00	0.00		0.00			{47}	0.00
{48}	Class A-3 Note	0.00	0.00		0.00			{48}	0.00
{49}	Class A-4 Note	0.00	0.00		0.00			{49}	0.00
{50}	Note Insurer Premium and Certain Reimbursement Obligations							{50}	235,888.98
{51}	First Allocation of Principal							{51}	0.00
{52}	Accrued and Unpaid Premium and Reimbursement Obligations, due Note Insurer							{52}	0.00
{53}	Second Allocation of Principal							{53}	52,801,007.81
{54}	Deposit to Reserve Account, to Required Level							{54}	0.00
{55}	Swap Termination Payments							{55}	0.00
{56}	Other Amounts Due to the Trustees							{56}	0.00
{57}	Optional Note Redemption Prepayment Amount / EOD Prin Pay							{57}	0.00
{58}	Distribution to the Equity Certificate Holder							{58}	0.00
{59}	Total Distributions							{59}	61,285,879.90

V.	RECONCILIATION OF RESERVE ACCOUNT:

{60}	Beginning of Period Reserve Account balance		{60}		33,241,116.99
{61}	Deposits to Reserve Account - Subsequent Fundings		{61}		0.00
{62}	Subtotal		{62}		33,241,116.99
	{63}	Reserve Account Requirement	{63}	33,241,116.99
	{64}	Reserve Acount Shortfall / (Excess)	{64}	0.00
{65}	Deposit to Reserve Fund, to Required Level		{65}		0.00
{66}	Release from Reserve Account		{66}		0.00
{67}	End of Period Reserve Account Balance		{67}		33,241,116.99
{68}	Change in Reserve Account Balance from Prior Period		{68}		0.00
{69}	EOP Shortfall		{69}		0.00

	IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

	OFFICERS’ CERTIFICATE
	CAPITAL ONE AUTO FINANCE, INC.
	Capital One Auto Finance, Inc., as Servicer

	By:	/s/ Steve Richter
	Name:	Steve Richter
	Title:	Assistant Vice President
	Date:	07/11/2005

Exhibit A

Capital One Auto Finance 2005-A

Automobile Receivable - Backed Notes

Class A-1 Notes 3.12200% Asset-Backed Notes

Class A-2 Notes 3.82000% Asset-Backed Notes

Class A-3 Notes 4.28000% Asset-Backed Notes

Class A-4 Notes LIBOR + 0.05000% Asset-Backed Notes

Servicer’s Certificate

Monthly Period Ending 5/31/2005

Distribution Date 06/15/2005

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Total
{1}	Original Note Balance	{1}	293,000,000.00	430,000,000.00	340,000,000.00	437,000,000.00	1,500,000,000.00

{2}	Beginning of Period Note Balance	{2}	244,624,480.44	430,000,000.00	340,000,000.00	437,000,000.00	1,451,624,480.44

{3}	End of Period Note Balance	{3}	191,823,472.63	430,000,000.00	340,000,000.00	437,000,000.00	1,398,823,472.63

{4}	Note Pool Factors ( {3}/{1} )	{4}	0.6547	1.0000	1.0000	1.0000	0.9325

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Period
{5}	Beginning Number of Receivables	{5}	100,235	98,954
{6}	Number of Subsequent Receivables Purchased	{6}	0	0
{7}	Number of Receivables Defaulted During Period	{7}	9	8
{8}	Number of Receivables Becoming Purchased Receivables During Period	{8}	41	7
{9}	Number of Receivables Paid Off During Period	{9}	2,635	1,389
{10}	Ending Number of Receivables	{10}	97,550	97,550

III.	STATISTICAL DATA (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	15.07%	15.07%	15.07%
{12}	Weighted Average Remaining Term of the Receivables	{12}	62.53	62.03	61.17
{13}	Weighted Average Original Term of Receivables	{13}	66.94	66.94	66.94
{14}	Average Receivable Balance	{14}	16,581.59	16,411.54	16,228.56

IV.	DELINQUENCY

Receivables with Scheduled Payment Delinquent			Units	Dollars	Percentage
{15}	30-60 days	{15}	3,103	47,820,751.83	2.94%
{16}	61-90 days	{16}	512	7,704,538.21	0.47%
{17}	91-120 days	{17}	3	55,564.31	0.00%
{18}	Receivables with Scheduled Payment Delinquent More Than 60 Days at the End of Period	{18}	515	7,760,102.52	0.48%

V.	PERFORMANCE TESTS:

Delinquency Ratio:

{19}	Receivables with Scheduled Payment Delinquent More Than 61 Days at the End of Period ( line {18})	{19}	7,760,102.52
{20}	Beginning of Period Principal Balance	{20}	1,623,987,280.72
{21}	Delinquency Ratio ({16} + {17} divided by {20})	{21}		0.48%
{22}	Previous Monthly Period Delinquency Ratio	{22}		0.02%
{23}	Second Previous Monthly Period Delinquency Ratio	{23}		0.00%
{24}	3 Month Average Delinquency Ratio (({21} + {22} +{23}) / 3)	{24}		0.25%

	Compliance with Reserve Account Increase Condition Trigger? Three Month Average Delinquency Ratio for Period 2 < 5.50%?		Yes

	Is there a Reserve Account Increase Condition?		No

	Compliance with Insurance Agreement Event of Default Trigger? Three Month Average Delinquency Ratio for Period 2 < 6.50%?		Yes

Cumulative Net Charge-off Rate:

{25}	Net Losses since the Initial Cut-off Date (Beginning of Period)	{25}		69,725.42
{26}	Receivables becoming Defaulted Receivables during period	{26}	275,110.16
{27}	Cram Down Losses and other non-cash adjustments occurring during period	{27}	(62,366.34)
{28}	Liquidation Proceeds collected during period	{28}	195,690.45
{29}	Net Losses during period ({26} + {27} - {28})	{29}	17,053.37
{30}	Net Losses since Initial Cut-off Date (End of Period)	{30}		86,778.79
{31}	Cumulative Net Loss Ratio (({30}) / (Original Aggregrate Principal Balance )	{31}		0.01%

	Compliance with Reserve Account Increase Condition Trigger? Cumulative Net Loss Ratio for Period 2 < N/A?		Yes

	Is there a Reserve Account Increase Condition?		No

	Compliance with Insurance Agreement Event of Default Trigger? Cumulative Net Loss Ratio for Period 2 < N/A?		Yes

Extension Rate:

{32}	Number of Receivables extended during current period	{32}	226
{33}	Beginning of Period Loans Outstanding	{33}	98,954
{34}	Extension Rate ({32} / {33})	{34}		0.23%
{35}	Previous Monthly Extension Rate	{35}		0.18%
{36}	Second previous Monthly Extension Rate	{36}		0.00%
{37}	Average Extension Rate (({34} + {35} + {36}) / 3)	{37}		0.20%

	Compliance with Extension Test? (Pass is an Average Extension Rate less than 4%)		Yes